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                                                               Exhibit No. 5.

                                  June 10, 1994



FIRST MERCHANTS CORPORATION
200 East Jackson Street
P. O. Box 792
Muncie, IN 47305-2814

Gentlemen:

     You have requested our opinion in connection with the proposed offering of participation interests (the "Participation Interests") in the First Merchants Corporation Employee Stock Purchase Plan (1994) (the "Plan") and shares of First Merchants Corporation (the "Company") common stock (the "Shares") to be issued to Plan participants pursuant to the Plan which are covered by a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange
Commission. With respect to the Registration Statement, we have acted as special counsel to the Company.

     In connection with your request to us, we have been provided with the following:

     (1)  The Articles of Incorporation and By-Laws of the Company;

     (2) Minutes of a meeting of the Board of Directors of the Company on December 14, 1993, and minutes of a meeting of the Shareholders of the Company on March 31, 1994;

     (3) A certificate from the Indiana Secretary of State certifying that the Company is a duly organized and existing Indiana corporation; and

     (4)  A copy of the Plan.

     For purposes of this opinion, we have examined the above documents and have relied upon them as to matters of fact. We have not independently checked to verify the accuracy or completeness of the information set forth or certified in such documents.

     In addition, we have reviewed such other documents as we have considered necessary or appropriate for the purposes of this opinion.

     In making our examination of documents executed by parties other than officers and directors of the Company, we have assumed that such other parties have the corporate power to enter into and perform all obligations thereunder, and we have also assumed the due authorization, by all requisite corporate action, of the execution and delivery of such documents and the validity and binding effect thereof on such other parties.

     We are qualified to practice law in the State of Indiana, and we do not purport to be experts on, or to express an opinion herein concerning, any law other than the law of the State of Indiana and the Federal law of the United States.

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FIRST MERCHANTS CORPORATION
June 10, 1994
Page 15


     Based upon our examination of the foregoing documents and subject to the foregoing limitations and qualifications, we are of the opinion that:

     (1) As of this date, the Company is a duly organized and existing corporation under the laws of the State of Indiana, with the corporate power and authority to conduct its business as currently conducted.

     (2) Subject to the effectiveness of the Registration Statement, to any other action required for compliance with the Act in connection with the creation of Participation Interests, to compliance with applicable state laws, to such action as may be required to establish and allocate Participation Interests and the property held in the Plan and to compliance with the terms and conditions of the Plan, the employees of the Company and its subsidiaries participating in the Plan will acquire lawful interests in the Plan consisting of property held in the Plan which is allocated to their accounts under the Plan.

     (3) Subject to the effectiveness of the Registration Statement under the Act and to any action required for compliance with the Act in connection with the Plan's acquisition of Shares of the Company under the Plan:

          (a) All Shares of the Company issued and outstanding as of the date hereof which may hereafter be acquired under the Plan are, and

          (b)  all Shares of the Company issued after the date hereof which are

               (i) authorized by the Company's Certificate of Incorporation as in effect at the time of such issuance,

              (ii) issued for lawful consideration under the laws of the State of Indiana, and

             (iii) issued pursuant to authority duly granted by the Board of Directors of the Company, and which, upon or after the issuance thereof, are acquired by the Plan will be,

          duly authorized, legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus forming a part thereof under the caption "Legal Opinions". By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ Bingham Summers Welsh & Spilman